                                                                    EXHIBIT 11

                                SAFETY 1ST, INC.
                               PRIMARY NET INCOME
                           PER SHARE AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE

                                                                 Three Months Ended
                                                             July 4,             June 28,
                                                              1998                1997
                                                           ------------------------------
PRIMARY NET INCOME (LOSS) PER SHARE

      Net income (loss) available for common
      shares and common stock equivalent
      shares deemed to have a dilutive effect             $  850,188          $1,213,195

      Primary net income (loss) per share                 $     0.12          $     0.17

SHARES USED IN COMPUTATION

      Weighted average common shares outstanding           7,222,406           7,187,288
      Common stock equivalents - stock options
      and warrants                                                 -                   -
                                                          ------------------------------

      Total                                                7,222,406           7,187,288
                                                          ==============================

FULLY DILUTED NET INCOME (LOSS) PER SHARE

      Net income (loss) available for common
      shares and common stock equivalent shares
      deemed to have a dilutive effect                    $  850,188          $1,213,195

      Fully diluted net income (loss) per share           $     0.10          $     0.17

SHARES USED IN COMPUTATION

      Weighted average common shares outstanding           7,222,406           7,187,288
      Common stock equivalents - stock options
      and warrants                                         1,596,545                   -
                                                          ------------------------------

      Total                                                8,818,951           7,187,288
                                                          ==============================

                                                                    EXHIBIT 11

                                SAFETY 1ST, INC.
                               PRIMARY NET INCOME
                           PER SHARE AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE

                                                                 Six Months Ended
                                                            July 4,             June 28,
                                                             1998                1997
                                                          ------------------------------

PRIMARY NET INCOME (LOSS) PER SHARE
      Net income (loss) available for common
      shares and common stock equivalent
      shares deemed to have a dilutive effect             $1,262,898          $1,410,394

      Primary net income (loss) per share                 $     0.18          $     0.20

SHARES USED IN COMPUTATION

      Weighted average common shares outstanding           7,205,181           7,186,215
      Common stock equivalents - stock options
      and warrants                                                 -                   -
                                                          ------------------------------

      Total                                                7,205,181           7,186,215
                                                          ==============================

FULLY DILUTED NET INCOME (LOSS) PER SHARE

      Net income (loss) available for common
      shares and common stock equivalent shares
      deemed to have a dilutive effect                    $1,262,898          $1,410,394

      Fully diluted net income (loss) per share           $     0.14          $     0.20

SHARES USED IN COMPUTATION

      Weighted average common shares outstanding           7,205,181           7,186,215
      Common stock equivalents - stock options
      and warrants                                         1,527,922                   -
                                                          ------------------------------

      Total                                                8,733,103           7,186,215
                                                          ==============================


                                       16